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                                  EXHIBIT 5.1

                           [Letterhead TOBIN & TOBIN]

                                  June 11, 2002

The Board of Directors
Redwood Trust, Inc
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

        Re:  Registration Statement on Form S-8 relative to the
             Redwood Trust, Inc. Executive Deferred Compensation Plan

Ladies and Gentlemen:

        We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of up to an aggregate of $20,000,000 of securities of Redwood Trust, Inc., a Maryland corporation (the "Company"), to be issued pursuant to the Redwood Trust, Inc. Executive Deferred Compensation Plan (the "Plan") consisting of unsecured obligations of the Company to pay deferred compensation in cash to the Plan participants (the "Executive Deferral Obligations") and an indeterminate number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock" or the "Shares"), that Plan participants may purchase with funds accrued in their deferral accounts.

        This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-8, relating to the Executive Deferral Obligations and the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on or about the date hereof (together with all exhibits thereto, (the "Registration Statement"), (ii) the Prospectus for the Executive Deferral Obligations and the Shares, (iii) the Charter of the Company, as amended, (iv) the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance of the Executive Deferral Obligations and the Shares and the filing and effectiveness of the Registration Statement, adopted at a meeting on May 9, 2002 (the "Resolutions"), and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

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The Board of Directors
Redwood Trust, Inc
June 11, 2002
Page 2

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the practice of law in the State of California, and we do not express any opinion as to the laws of any other jurisdictions other than the corporate laws of the State of Maryland and the laws of the United States to the extent specifically addressed herein.

        Based upon and subject to the foregoing, it is our opinion that the Executive Deferral Obligations, when issued in the manner set forth in the Plan, will be legally issued and binding obligations of the Company, enforceable in accordance with the terms of the Plan, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered a proceeding in law or equity. The Executive Deferral Obligations are not assessable as such, except for required withholding and other payroll and similar deductions, and other charges or adjustments, referenced in or contemplated by the terms of the Plan.

        We are also of the opinion that, upon the issuance, delivery and payment therefor in the manner contemplated by the Plan and the Resolutions, the Common Stock issued pursuant to the terms of the Plan will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion with the Commission as Exhibit
5.1 to Form S-8 and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission that relate to that section.

         Very truly yours,

         /s/ Tobin & Tobin